Exhibit 99.2

Silver Butte
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
November 30, 2010

	Historical
	Silver Butte	Gulfmark Energy Group Inc.	Pro Forma Adjustments		Pro Forma
	November 30, 2010	October 31, 2010
ASSETS
CURRENT ASSETS
Cash	$ 9,323	$ 48,225	$ -		$ 57,548
Prepaids	-	8,750	-		8,750
TOTAL	9,323	56,975	-		66,298
Property and Equipment, net	-	713,855	-		713,855
Goodwill	-	-	-		-
TOTAL ASSETS	$ 9,323	$ 770,830	$ -		$ 780,153

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable & Accrued Liabilities	$ 8,255	$ 9,225	$ -		$ 17,480
Accounts Payable- Related Party	-	6,041	-		6,041
Short Term Debt	-	162,834	-		162,834
TOTAL	8,255	178,100	-		186,355
Long-term Debt	-	171,166	-		171,166
Long-term Debt- Related Party	-	210,100	-		210,100
TOTAL LIABILITIES	8,255	559,366	-		567,621

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par, 50,000,000 authorized,
11,000,000 issued and outstanding	-	11,000	(11,000)	(1)	-
Common stock, $.001 par, 950,000,000 authorized,
26,950,000 shares issued and outstanding	-	26,950	(26,950)	(1)	-
Preferred Stock $.001 par,
10,000,000 shares authorized, no shares issued and outstanding
	-	-	-		-
50,000,000 shares authorized, Series A - 11,000,000 shares issued and outstanding Series B - 250,000 shares issued and outstanding
	-	-	11,000	(1)	11,000
	-	-	-		-
Common stock $.001 par,
300,000,000 shares authorized, 19,680,412 shares issued and outstanding
	19,680	-	(19,680)	(1)	-
1,100,000,000 share authorized, 27,442,010 shares issued and outstanding
	-	-	27,442	(1)	27,442
Additional paid-in capital	1,015,089	196,483	(1,014,513)	(1)	197,059
Accumulated deficit	(1,033,701)	(22,969)	1,033,701	(1)	(22,969)
Total stockholders' deficit	1,068	211,464	(0)		212,532
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 9,323	$ 770,830	$ (0)		$ 780,153

(1)	To reflect the share exchange, recapitalization and reverse stock split described in Note 2 below

NOTE 1 - Basis of Presentation

The unaudited pro forma consolidated balance sheet as of November  30, 2010 was based on the unaudited balance sheet of Silver Butte, Inc. ("the Company")  and the audited balance sheet of Gulfmark Energy Group Inc. as of  October 31, 2010 combined with pro forma adjustments to give effect to the merger as if it occurred on November 30, 2010 (Silver Butte) and October 31, 2010 (Gulfmark).

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 - Merger

On January 12, 2010 the Company acquired 100% of Gulfmark Energy Group, Inc. for 26,950,000 common shares (1,078,000,027 pre-split) and 11,000,000 preferred shares.

The share exchange will be carried out as follows:

(1) Issuance of 7,007,990 (280,319,588 pre-split) common shares to Gulfmark Energy Group, Inc.

(2) Approval of a 1:40 reverse split of the Company's common shares

(3) Approval to increase the authorized common and preferred stock to 1,100,000,000 and 50,000,000 respectively

(4) Issuance of 19,942,010 (797,680,439 pre-split) common shares, 11,000,000 Series A preferred shares, and an option to purchase 250,000 Series B preferred shares to

 Gulfmark Energy Group, Inc

Series A Preferred Shares each have twenty votes per share.  The preferred shares are convertible into common shares at the rate of twenty shares of common stock for every share of Series A Preferred Stock upon no less than 75 days advance notice to the Company.

Series B Preferred Shares are convertible into common shares at the rate of twenty common shares for each share of Series B Preferred Stock upon no less than 75 days advance notice to the Company.  The Series B shares will have one vote per share.

The acquisition was accounted for as a recapitalization and Gulfmark Energy Group Inc. is considered the acquirer for accounting and financial reporting purposes.   As a result of the share exchange Gulfmark Energy Group became a wholly-owned subsidiary of the Company.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.